Creation Date Mon Jun  1, 1998  04:04 PM                            Page    1
CMB96A

From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 28 Beginning Date                     05/01/1998
Due Period 28 End Date                           05/31/1998
Determination Date                               06/10/1998
Remittance Date                                  06/15/1998


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 17.4526664445

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 1.2709788067

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 360,338.08
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.2444190034

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 3,918,673.34
      B. From Current Period                                     $ 4,054,097.81
      C. Change in Amount Between Periods (Lines B - A)            $ 135,424.47

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 406,675,859.13
      B. Initial Certificate Balance                         $ 1,474,263,764.33
      C. Pool Factor (Lines A / B)                               0.275850135484

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 21,620,284.64
      B. Available Cash Collateral Amount Percentage            4.999999999306%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 21,620,284.64
      B. For the Next Collection Period                         $ 20,333,792.96